Contact:
Investor Relations: 408-435-7295, investor_relations@webex.com
Press: Colin Smith 415-977-1912, colin@antennapr.com

WebEx Announces Second Quarter 2004 Results

SAN JOSE, Calif., July 20, 2004 —WebEx Communications, Inc. (Nasdaq: WEBX) today announced financial results for its second quarter ended June 30, 2004.

For the second quarter of 2004, revenue was $61.1 million, a 36% increase compared to the second quarter of 2003. Net income for the second quarter of 2004 calculated in accordance with generally accepted accounting principles, or GAAP, was $10.3 million. Earnings per diluted share or EPS for the second quarter of 2004 were $0.22, compared to EPS of $0.19 for the second quarter of 2003. GAAP EPS for the second quarter of 2004 was 57% higher than the EPS of $0.14 for the second quarter of 2003, not calculated in accordance with GAAP (“non-GAAP”). The Q2 2003 non-GAAP EPS assumed a 40% tax rate and excluded equity based compensation expense. With the increase in its effective tax rate starting in the first quarter of 2004, WebEx has discontinued reporting non-GAAP EPS. Revenue for the second quarter of 2004 included $0.5 million from WebEx’s CyberBazaar subsidiary, after it was purchased at the end of April 2004.

During the second quarter of 2004, cash and short-term investments increased to $162 million, up approximately $19 million from the first quarter of 2004. Cash flow from operations of approximately $20.4 million was offset by capital expenditures of $6.7 million and $2.7 million paid for the acquisition of CyberBazaar. WebEx received $7.7 million in cash from stock issuances under WebEx’s employee stock plans.

“This is the nineteenth quarter of sequential revenue growth and this quarter we had strong incremental revenue and new bookings,” said Subrah Iyar Chairman and Chief Executive Officer of WebEx. “We are encouraged by our results and the performance of our sales organization this quarter.”

Guidance
The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

For fiscal year 2004, revenue is anticipated to be in the range of $240 to $250 million an increase from earlier guidance in the range of $235 to $245 million. For fiscal year 2004, GAAP EPS is anticipated to be in the range of $0.86 to $0.92, an increase from earlier guidance in the range of $0.80 to $0.90.

For the third quarter of 2004, WebEx anticipates revenue in the range of $63 to $65 million and GAAP EPS in the range of $0.21 to $0.23.

Non-GAAP Financial Measures
This press release includes a financial measure for earnings per share for the second quarter of 2003 that was not calculated in accordance with generally accepted accounting principles (GAAP). This financial measure differs from GAAP in that it assumes a 40% tax rate and excludes equity based compensation expense.

WebEx no longer provides non-GAAP financial measures for the current period, but believes that providing this non-GAAP financial measure for the prior period is still useful to investors because it provides a basis for comparison of WebEx’s financial condition and results of operations between quarters, which comparison is not influenced by changes in its effective tax rate. Since WebEx has historically reported non-GAAP results to the investment community, WebEx also believes the inclusion of non-GAAP measurements for prior periods provides consistency in its financial reporting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

WebEx Online Meeting
Management will host the quarterly WebEx online meeting to discuss the results beginning at 5:00 PM Eastern time today. Interested parties may participate in the WebEx online meeting in one of the two ways mentioned below:

To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://webex.com/q2_earnings_voip

or

To join the WebEx online meeting and listen to the audio via the telephone, please go to http://webex.com/q2_earnings_tele and call (212) 271 4516.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after conclusion of the meeting. To replay the recorded WebEx meeting, go to http://webex.com/q2_replay or to replay the audio only, call (402) 977-9140, and enter pin code: 21196725.

About WebEx Communications, Inc.
WebEx Communications, Inc. is the world’s leading provider of Web communications services. WebEx is used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx meetings simulate the spontaneity and interactivity of face-to-face meetings by allowing users to share presentations, applications, documents and desktop, with full-motion video and integrated telephony. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx MediaTone Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the dial tone for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com/ for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the third quarter of 2004 and fiscal year 2004 on anticipated revenue and earnings per share. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. is set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Annual Report on Form 10-Q filed on May 10, 2004. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statement of Operations
(In 000's - except per share amounts)

	QTD		YTD
	June 30,		June 30,
	2004	2003	2004	2003

Net revenues	$61,128	$44,909	$117,472	$86,717

Cost of revenues	10,384	7,451	19,909	14,857

Gross profit	50,744	37,458	97,563	71,860

Operating expenses:
Sales and marketing	21,377	19,051	41,301	37,447
Research and development	8,265	6,098	15,480	12,156
General and administrative	5,030	2,988	8,437	5,790

Total operating expenses

before equity-based compensation	34,672	28,137	65,218	55,393

Operating income
before equity-based compensation	16,072	9,321	32,345	16,467

Equity-based compensation	(130)	577	381	896

Operating income
including equity-based compensation	16,202	8,744	31,964	15,571

Other income, net	433	298	545	694

Net income before income tax	16,635	9,042	32,509	16,265

Provision for income tax	6,350	1,175	12,223	2,115

Net income	$10,285	$7,867	$20,286	$14,150

Net income per share
Basic	$0.23	$0.19	$0.47	$0.35
Diluted	0.22	0.19	0.44	0.33

Shares used in per share calculations
Basic	43,807	41,208	43,380	41,004
Diluted	46,499	42,415	46,479	42,331

Reconciliation of net income before income tax as reported and net income excluding equity-based compensation

(Unaudited) (in 000's)

QTD
June 30, 2003

Net income before income tax as reported	$9,042

Add back equity-based compensation	577

Deduct income taxes (note 1)	3,848

Net income excluding equity-based compensation	$5,771

Net income excluding equity-based compensation per share
Basic	$0.14
Diluted	0.14

Shares used in per share calculations
Basic	41,208
Diluted	42,415

WebEx has consistently provided this measurement in press releases reporting earnings per share because this measurement provides a consistent basis for comparison between quarters, which is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate, and which therefore is useful to investors.

Note 1

Income taxes is calculated by applying a 40% effective tax rate to pre-tax income, excluding equity-based compensation. The 40% effective tax rate is based on combined US federal and state statutory tax rates. The company's actual tax rate can differ from the statutory rate because of changes in deferred tax valuation allowance, the effect of income taxed in foreign jurisdictions, tax credits and other items.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In 000's)

	June 30,	December 31,
	2004	2003

ASSETS

Current assets:
Cash and cash equivalents and short-term investments	$162,253	$134,635
Accounts receivable, net	26,657	21,414
Deferred tax assets	14,623	14,623
Prepaid expenses and other current assets	2,969	2,505

Total current assets	206,502	173,177

Property & equipment, net	40,547	19,275
Goodwill	1,389	-
Other assets	2,359	2,235
Deferred tax assets	6,481	6,809
Total assets	$257,278	$201,496

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,536	$4,648
Accrued liabilities	19,794	18,953
Deferred revenue	10,588	9,648
Income tax payable	7,765	2,353

Total current liabilities	47,683	35,602

Stockholders' equity:
Common stock	44	43
Additional paid-in capital	235,402	213,275
Accumulated deficit	(28,637)	(48,923)
Deferred equity-based compensation	(25)	(74)
Accumulated other comprehensive income	2,811	1,573

Total stockholders' equity	209,595	165,894

Total liabilities and stockholders' equity	$257,278	$201,496